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                                                                    EXHIBIT 28.1

                       ANNUAL STATEMENT AS TO COMPLIANCE

The undersigned, Mark E. Elbaum, Senior Vice President - Finance of
Aames Capital Corporation (the "Servicer"), in its capacity as Servicer under the Servicing Agreement with respect to Registrant's Adjustable Rate Asset-Backed Bonds, Series 1997-1, dated March 1, 1997 (the "Servicing Agreement"), does hereby certify pursuant to Section 3.10 of the Servicing Agreement that as of the date given below:

     (a) a review of the activities of the Servicer for the fiscal year ended June 30, 1997 and of its performance under the Servicing Agreement has been made under my supervision, and

     (b) to the best of my knowledge, based on such review, the Servicer has fulfilled all of its material obligations under the Servicing Agreement throughout such year.

     IN WITNESS WHEREOF, I have hereunto signed my name as of this 26th day of September, 1997.



                                             /s/ MARK E. ELBAUM
                                             ------------------
                                                Mark E. Elbaum
                                                Senior Vice President - Finance